EXHIBIT 1.01



                                  TERMS AGREEMENT



                                      May 25, 1995


  Travelers Group Inc.
  388 Greenwich Street, 20th Floor
  New York, New York 10013

  Attention: Chief Financial Officer
             -----------------------

  Dear Sirs:

                  We understand that Travelers Group Inc., a Delaware corporation (the "Company"), proposes to issue and sell $150,000,000 aggregate principal amount of its debt securities (the "Securities").
  Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriter (the "Underwriter"), offer to purchase the Securities at 99.409% of the principal amount thereof, together with accrued interest thereon from June 1, 1995 to the date of payment and delivery. The Closing Date shall be June 2, 1995 at 8:30 A.M. at the offices of the Company, 388 Greenwich Street, 20th Floor, New York, New York 10013.

                  The Securities shall have the following terms:

             Title:              6-7/8% Notes due June 1, 2025
             Maturity:           June 1, 2025
             Interest Rate:      6-7/8%
             Interest Payment
               Dates:            June 1 and December 1,
                                 commencing December 1, 1995
             Regular Record
               Dates:            May 15 and November 15

             Initial Price to
               Public: 99.909% of the principal amount thereof plus accrued interest from June 1, 1995 to the date of payment and delivery

             Redemption
               Provisions:       The Securities are not redeemable by the
                                 Company prior to maturity. The holders of the Securities have a one-time option to require the Company to repurchase the Securities on June 1, 2005, exercisable as set forth in the Company's Prospectus Supplement dated May 25,
                                 1995.








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             Additional terms:   The provisions of Section 11.03 and 11.04 of
                                 the Indenture relating to defeasance shall apply to the Securities. The Securities shall be issuable as Registered Securities only. Principal and interest on the Securities shall be payable in United States dollars. The Securities will be initially represented by one or more global Securities registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants. Owners of beneficial interests in Securities will be entitled to physical delivery of Securities in certificated form only under the limited circumstances described in the Company's Prospectus Supplement dated May 25, 1995.

                  All the provisions contained in the document entitled "Primerica Corporation-Debt Securities-Underwriting Agreement Basic Provisions" and dated January 12, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

                  Basic Provisions varied with respect to this Terms Agreement:
  (a) All references to Primerica Corporation shall refer to Travelers Group Inc.; (b) In the first line of Section 2(a), delete "(33-55542), including a prospectus," and insert in lieu thereof "(33-68760), including a prospectus (which prospectus also relates to $300,000,000 aggregate principal amount of securities of the Company previously registered on a registration statement on Form S-3 (33-55542))," and any reference to in the Basic Provisions to a registration statement shall be deemed to be a reference to such registration statements on Form S-3); (c) In the fifth line of the third paragraph of
  Section 3, delete the phrase "New York Clearing House (next day)" and insert in lieu thereof "federal or other same day"; and (d) In the fourteenth line of the third paragraph of Section 3, delete the word "definitive" and insert in lieu thereof "global".

                  Charles O. Prince, III, Esq., is counsel to the Company. Dewey Ballantine is counsel to the Underwriter.


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                  The Securities will be made available for checking and
  packaging at the designated office of The Bank of New York at least 24 hours prior to the Closing Date.

                  Please accept this offer no later than 9:00 o'clock P.M. on May 25, 1995, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us, or by sending us a written acceptance in the following form:

                  "We hereby accept your offer, set forth in the Terms Agreement, dated May 25, 1995, to purchase the Securities on the terms set forth therein."

                                      Very truly yours,

                                      SALOMON BROTHERS INC



                                      By:  /s/ Pamela Kendall
                                         ------------------------
                                         Name:  Pamela Kendall
                                         Title: Vice President






  ACCEPTED:

  TRAVELERS GROUP INC.


  By:  /s/ Firoz B. Tarapore
     ---------------------------
      Name:  Firoz B. Tarapore
      Title: Deputy Treasurer















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